                                                                    EXHIBIT 10.1


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT entered into as of May 14, 1999, between ROBERDS, INC., an Ohio corporation with its principal executive offices at 1100 East Central Avenue, Dayton, Ohio 45449-1888 (the "BORROWER") and BANKBOSTON RETAIL FINANCE INC., a Delaware corporation with an address of 40 Broad Street, Boston 02109 (the "AGENT") as agent for the ratable benefit of "LENDERS", who are, at present, those financial institutions identified on the signature pages of this First Amendment to Loan and Security Agreement ("Agreement") and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2.21 of that certain Loan and Security Agreement by and between the Lenders and the Borrower dated as of March 3, 1999 (the "Loan Agreement").

WHEREAS, the Lenders established a revolving line of credit pursuant to the Loan Agreement for Borrower respecting which Lenders agreed to lend to Borrower upon Borrower' request, but subject to the terms and conditions set forth in the Loan Agreement, up to Thirty Million Dollars and Zero Cents ($30,000,000.00).

WHEREAS, the Borrower has requested the Lenders to amend the Borrowing Base to permit advances against credit card receivables as set forth herein; and WHEREAS, subject to the terms, and conditions in this Agreement, the Lenders are willing to modify the terms of the Loan Agreement as set forth herein. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders and the Borrower mutually agree as follows:

1. DEFINITIONS. All capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement, unless otherwise defined herein.

2. EFFECTIVE DATE. This Agreement shall be effective upon receipt by the Agent of an original executed copy of this Agreement signed by the Borrower and Lenders and a fully executed Notice and Account Settlement Agreement with GE Capital Consumer Card Co. in form and substance satisfactory to Agent in its sole discretion.

3. MODIFICATIONS TO LOAN AGREEMENT.

                    (a) The definition of "ACCEPTABLE FEDERAL TAX REFUND" shall be deleted from Article 1 of the Loan Agreement.

                    (b) The definition of "FEDERAL TAX REFUND" shall be deleted from Article 1 of the Loan Agreement.

                    (c) The definition of "IRS" shall be deleted from Article 1 of the Loan Agreement.

                    (d) The definition of "REFUND ADVANCE RATE" shall be deleted from Article 1 of the Loan Agreement.

                    (e) The definition of "TRIPARTY AGREEMENT" shall be deleted from Article 1 of the Loan Agreement.

                    (f)  Section 2.1(e) of the Loan Agreement shall be deleted.

                    (g) The words "and the Federal Tax Refund" shall be deleted from the end of the first sentence in Section 4.24(c) of the Loan Agreement.

                    (h) The following definitions shall be inserted in Article I of the Loan Agreement: "ACCEPTABLE CREDIT CARD ACCOUNTS": Such of the Borrower's Accounts which are receivables from credit card processors that are outstanding no more than five (5) days from the date of purchase by the retail consumer, as Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Accounts, the Agent has a perfected security interest which is prior to and superior to all security interests, claims and all Encumbrances." "CREDIT CARD ACCOUNTS ADVANCE RATE":
                         Seventy five Percent (75%).

                    (i) The text of Section 2.1(b)(ii)(B) of the Loan Agreement shall be deleted and re-
          placed with the following:

             "(B)      is the result of the following:

                  (I) The Inventory Advance Rate of the Cost of Acceptable Inventory (net of Inventory Reserves).

                  Plus

                  (II) The Credit Card Accounts Advance Rate of the Acceptable Credit Card Accounts up to a maximum of Two Million Two Hundred Thousand Dollars ($2,200,000.00).

                  Minus

                  (III) The then aggregate of the Availability Reserves."

     (j) A new Section 5.5 shall be inserted into the Loan Agreement which reads as follows:
          "5.5 Accounts Receivable Aging Reports. As Agent may request from time to time, Borrower shall provide the Agent with original counterparts of an Accounts Receivable Aging certified as to the accuracy thereof by any one of the following persons: President, Treasurer, Chief Financial Officer, or Controller of Borrower."

     (k) The text of Section 6.5 of the Loan Agreement shall be deleted and replaced with the following: "6.5 NOTIFICATION TO ACCOUNT DEBTORS AND OTHER ACCOUNTS COVENANTS.
          (a) The Borrower shall notify the Agent promptly of any event or circumstance which, to the Borrower's knowledge would cause the Agent to consider any then existing Accounts as no longer constituting Acceptable Credit Card Accounts.
          (b) The Agent shall have the right at any time or times, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.
          (c) The Agent may, at any times that a Suspension Event exists or has occurred and is continuing, take whatever action the Agent may deem necessary or desirable for the protection of its interests.

4. AMENDMENT TO BORROWING BASE CERTIFICATE. Exhibit 5-4 to the Loan Agreement shall be deleted and replaced with the form of Borrowing Base Certificate attached hereto as EXHIBIT 5-4.

5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

     (a) REPRESENTATIONS AND WARRANTIES: NO EVENT OF DEFAULT. The representations and warranties herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent pursuant to the Loan Agreement on or prior to the Effective Date of this Agreement shall be correct and accurate as to the Borrower on and as of the Effective Date of this Agreement as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing as of the Effective Date of this Agreement or would result from this Agreement becoming effective in accordance with its terms.

     (b) ORGANIZATION, GOOD STANDING, ETC. The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

     (c) AUTHORIZATION, ETC. The execution, delivery and performance by the Borrower of this Agreement, and the performance by the Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene the Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

          (d) GOVERNMENTAL APPROVALS. No authorization or approval of other action by, and no notice to or filing with, any governmental authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower of this Agreement, or for the performance of the Loan Agreement, as amended hereby.

          (e) ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement, the Loan Agreement, as amended hereby, and each other Loan Document to which the Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

6.   MISCELLANEOUS.

          (a) CONTINUED EFFECTIVENESS OF THE LOAN DOCUMENTS. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Documents.

          (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including, without limitation, by telecopy), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (d) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

          (e) COSTS AND EXPENSES. The Borrower agrees to pay on demand all fees, costs and expenses of the Lenders (including, without limitation, the reasonable fees, costs and other client charges of legal counsel to the Lenders) in connection with the preparation, execution and delivery of this Agreement and the other related agreements, instruments and documents.

          (f) FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AS LOAN DOCUMENT. The Borrower hereby acknowledges and agrees that this First Amendment to Loan and Security Agreement constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by the Borrower under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

          (g) WAIVER OF JURY TRIAL. BORROWER AND LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

               PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.







                                                      INTENTIONALLY LEFT BLANK

         Executed under seal as of the date written above.

                           ROBERDS, INC. ("BORROWER")
                           /s/ Robert M. Wilson
                           -----------------------------------
                           By: Robert M. Wilson
                           Title: President

                           NATIONAL CITY COMMERCIAL FINANCE, INC.
                           ("LENDER")
                           /s/ Kathryn C. Ellero
                           ------------------------------------
                           By:  Kathryn C. Ellero
                           Title: Assistant Vice President

                           BANKBOSTON RETAIL FINANCE INC.
                           ("AGENT" and "LENDER")
                           /s/ Mary E. Abbott
                           ------------------------------------
                           By:  Mary E. Abbott
                           Title: Assistant Vice President

                            GUARANTOR ACKNOWLEDGMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned guarantor hereby irrevocably and unconditionally acknowledges and confirms to the Lenders that its guaranty of the liabilities pursuant to the Unlimited Guaranty dated as of March 3, 1999 of the Borrower continues in full force and effect and is a valid and binding obligation of the undersigned guarantor in accordance with its terms, and that no defenses, offsets, claims, counterclaims exist with respect to such guaranty.

         Executed under seal as of the date written above.

                                      Guarantor:

                                      ROBERD INSURANCE AGENCY, INC.
                                      /s/ Robert M. Wilson
                                      -----------------------------------
                                      Robert M. Wilson, Executive Vice President